UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023
ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

The disclosures in Item 2.03 below relating to the execution of the Financing Agreements (as defined below) are incorporated by reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2023, Rocky Brands, Inc. (the "Company") issued a press release entitled "Rocky Brands, Inc. Announces Third Quarter 2023 Results" regarding its condensed consolidated financial results for the quarter ended September 30, 2023. A copy of the Company's press release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 15, 2021, Rocky Brands, Inc. and its material subsidiaries (the “Company”) entered into (i) an ABL Loan and Security Agreement (as amended from time to time, “ABL Loan Agreement”) with Bank of America, N.A. as Agent, Sole Lead Arranger and Sole Bookrunner and the other lenders from time to time party thereto, and (ii) a Loan and Security Agreement (as amended from time to time, “Term Loan Agreement”) with TCW Asset Management Company LLC (as Agent for certain term loan lenders, “TCW”). The ABL Loan Agreement and the Term Loan Agreement, each as amended, are referred to as the “Financing Agreements.” All capitalized terms not otherwise defined herein are defined in the respective Financing Agreements.

On October 31, 2023, the Company entered into a Fifth Amendment to the ABL Loan Agreement (“ABL Amendment”) to provide certain EBITDA adjustments with respect to its financial covenant.

In addition, on October 31, 2023, the Company and TCW entered into a Sixth Amendment to the Term Loan Agreement (“Term Loan Amendment”), among other things, to provide certain EBITDA adjustments with respect to its financial covenants, adjust the performance pricing grid, and adjust the total leverage ratio periodically through June 30, 2025.

The foregoing descriptions of the ABL Amendment and the Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the ABL Amendment and the Term Loan Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, attached hereto.

The information in this Form 8-K and accompanying press release is being furnished under Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained or incorporated by reference in this Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 (filed March 10, 2023) and the quarterly reports on Form 10-Q for the quarters ended March 31, 2023 (filed May 10, 2023) and June 30, 2023 (filed August 9, 2023). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this Form 8-K are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1*	Fifth Amendment to ABL and Security Agreement, dated October 31, 2023, between the Company, Bank of America, N.A. and the other lenders party thereto.
Exhibit 10.2*	Sixth Amendment to the Term and Loan Security Agreement, dated October 31, 2023, between the Company, TCW Asset Management Company LLC and the other lenders party thereto.
Exhibit 99**	Press Release, dated November 1, 2023 entitled “Rocky Brands, Inc. Announces Third Quarter 2023 Results”.
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

** Such press release is being "furnished" (not filed) under Item 2.02 of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2023

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer